Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

Registration Statement (Form S-8 No. 33-90410) of Callon Petroleum Company;
Registration Statement (Form S-8 No. 333-100646) of Callon Petroleum Company;
Registration Statement (Form S-8 No. 333-47784) of Callon Petroleum Company;
Registration Statement (Form S-8 No. 333-29537) of Callon Petroleum Company;
Registration Statement (Form S-8 No. 333-29529) of Callon Petroleum Company;
Registration Statement (Form S-8 No. 333-109744) of Callon Petroleum Company;
Registration Statement (Form S-8 No. 333-135703) of Callon Petroleum Company;
    Registration Statement (Form S-8 No. 333-160223) of Callon Petroleum Company;
Registration Statement (Form S-3 No. 333-176811) of Callon Petroleum Company;

of our reports dated March 14, 2012, with respect to the consolidated financial statements of Callon Petroleum Company and the effectiveness of internal control over financial reporting of Callon Petroleum Company, included in this Annual Report (Form 10-K) for the year ended December 31, 2011.

/s/Ernst & Young LLP

New Orleans, Louisiana
March 14, 2012